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                                    EXHIBIT Q
                                    ---------

                     OFFSHORE SECURITIES PURCHASE AGREEMENT

                                     BETWEEN

                             ALCAN ALUMINIUM LIMITED

                                       AND

                                GLORIOUS LIMITED
                           EV GLORIOUS CLASS D SHARES

                            DATED AS OF JUNE 23, 1997



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                     OFFSHORE SECURITIES PURCHASE AGREEMENT
                     --------------------------------------

                    THIS OFFSHORE SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of June 23, 1997, between Alcan Aluminium Limited, a Canadian corporation ("Seller"), and Glorious Limited - EV Glorious Class D Shares ("Buyer"), sets forth the terms and conditions upon which Buyer will purchase from Seller 250,000 shares of common stock, $0.01 par value, of Unique Mobility, Inc., a Colorado corporation ("UMI"), currently held by Seller. This Agreement is executed and delivered in reliance upon the exemption from registration afforded by Regulation S, as originally promulgated and as hereafter amended ("Regulation S") by the U.S. Securities and Exchange Commission ("SEC"), under the U.S. Securities Act of 1933, as amended (the "1933 Act").

                    In consideration of the mutual promises and subject to the terms and conditions hereinafter set forth, Buyer and Seller hereby agree as follows:

                                 I. DEFINITIONS

                    The following words and terms as hereinafter used in this Agreement shall have the meanings set forth below unless otherwise herein provided or unless the context or use herein clearly indicates another or different meaning or intent:

         1.1 "Affiliate" shall, as applied to any person or entity, mean any other person or entity directly or indirectly controlling, controlled by or under common control with, such person or entity.



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         1.2 "Agreement" shall have the meaning assigned in the introductory paragraph hereof.

         1.3 "Business of UMI" shall have the meaning assigned in Section
4.4(xi).

         1.4 "Buyer" shall have the meaning assigned in the introductory paragraph hereof.

         1.5 "Buyer's Agent" shall mean Millennium Financial Group, Inc., with an address at 1901 Central Drive, Suite 809, Bedford, Texas 76021, U.S.A.

         1.6 "Encumbrance" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restrictions (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity, or otherwise, except for any restriction on transfer generally arising under any applicable federal or state securities law or reporting obligations under Section 13 or Section 16 of the Securities Exchange Act of 1934.

         1.7 "1933 Act" shall have the meaning assigned in the introductory paragraph hereof.

         1.8 "Purchase Price" shall have the meaning assigned in Section 2.1 hereof.

         1.9 "Regulation S" shall have the meaning assigned in the introductory paragraph hereof.

         1.10 "Restricted Period" shall have the meaning assigned in Section 4.4(v) hereof.

         1.11 "Restricted Securities" shall have the meaning assigned in Rule 144 promulgated under the 1933 Act.

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         1.12 "SEC" shall have the meaning assigned in the introductory paragraph hereof.

         1.13 "Seller" shall have the meaning assigned in the introductory paragraph hereof.

         1.14 "UMI" shall have the meaning assigned in the introductory paragraph hereof.

         1.16 "UMI Certificates" means certificates representing the UMI Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer.

         1.15 "UMI Shares" shall mean 250,000 shares of common stock, $0.01 par value, of UMI.

Other capitalized words and terms used herein and not defined shall have the meanings given to them in Regulation S.

                                 II. TRANSACTION

         2.1 PURCHASE AND SALE OF SECURITIES. Subject to the terms and conditions hereinafter set forth, and in reliance upon the representations and warranties contained herein, Buyer does hereby purchase from Seller, and Seller does hereby sell, assign, transfer and deliver to Buyer, the UMI Shares in exchange for an amount equal to Six Hundred Ninety-Two Thousand Five Hundred U.S. Dollars (US$ 692,500) (the "Purchase Price"). Upon execution and delivery of this Agreement, Buyer shall pay, by wire transfer to the designated depository of Seller (which Seller has heretofore notified Buyer of and has provided appropriate wire transfer instructions) in immediately

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available funds the Purchase Price to Seller as payment in full for all of the
UMI Shares. Immediately upon receipt by Seller of the Purchase Price, Seller shall deliver the UMI Certificates to Buyer's Agent at the offices of Seller's counsel, Jones, Day, Reavis & Pogue, 555 West Fifth Street, Suite 4600, Los Angeles, California 90013-1025, U.S.A.

         2.2 TRANSFER AGENT INSTRUCTIONS. Promptly following the execution and delivery of this Agreement, Seller shall deliver a letter of instructions to the transfer agent for the UMI Shares, requiring such transfer agent to affix a legend, in substantially the form set forth in bold on Exhibit A to this Agreement, on all certificates representing UMI Shares issued in replacement for the UMI Certificates.

            III. REPRESENTATIONS, WARRANTIES AND COVENANTS BY SELLER

         Seller hereby represents and warrants to, and covenants with, Buyer as follows:

         3.1 ORGANIZATION AND AUTHORITY. Seller is a corporation duly organized, validly existing and in good standing under the laws of Canada and has full power and authority necessary to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereunder.

         3.2 AUTHORIZATION AND VALIDITY. The execution, delivery and performance by Seller of this Agreement have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms.

         3.3 NO CONFLICT. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in

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the breach of any of the terms, conditions or provisions of the Certificate of
Amalgamation or By-Laws of Seller or any law, regulation, order, writ, injunction or decree of any court or governmental authority, or of any agreement or other material restriction to which Seller is a party or by which it is bound.

         3.4 OWNERSHIP AND TITLE. Seller owns the UMI Shares beneficially and of record, free and clear of any Encumbrance, other than Encumbrances created pursuant to the General Agreement dated as of June 7, 1988, as amended between Alcan International Limited, a wholly owned subsidiary of Seller, and UMI. Upon delivery by Seller to Buyer of the UMI Shares, Buyer is acquiring good and marketable title to and complete ownership of the UMI Shares, free and clear of any Encumbrance, except for Encumbrances created pursuant to this Agreement or otherwise created by Buyer.

         3.5 OFFSHORE TRANSACTION. (i) Seller has not offered any of the UMI Shares to any U.S. Person or for the account or benefit of any U.S. Person.

                    (ii) In regard to this transaction, Seller has not conducted any Directed Selling Efforts.

             IV. REPRESENTATIONS, WARRANTIES AND COVENANTS BY BUYER

         Buyer hereby represents and warrants to and covenants with, Seller as follows:

         4.1 ORGANIZATION AND AUTHORITY. Buyer is a duly organized and validly existing under laws of its jurisdiction of formation and has full power and authority necessary to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereunder.

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         4.2 AUTHORIZATION AND VALIDITY. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all requisite action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

         4.3 NO CONFLICT. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in the breach of any of the terms, conditions or provisions of the charter and bylaws (or other comparable organizational documents) of Buyer or any law, regulation, order, writ, injunction or decree of any court or governmental authority, or of any agreement or other restriction to which Buyer is a party or by which it is bound.

         4.4 OFFSHORE TRANSACTION. (i) Buyer is not a natural person and is not organized under the laws of any jurisdiction within the United States, was not formed by a U.S. Person for the purpose of investing in securities not registered under the 1933 Act and is not otherwise a U.S. Person. Buyer is not an Affiliate of Seller.

                    (ii) At the time the buy order for the UMI Shares was originated, Buyer was outside the United States, and Buyer is outside of the United States as of the date of the execution and delivery of this Agreement.

                    (iii) No offer to purchase the UMI Shares was made by Buyer in the United States.

                    (iv) Buyer is purchasing the UMI Shares for its own account and is qualified to purchase the UMI Shares under the laws of its jurisdiction of residence, and the offer and sale of the UMI Shares will not violate the securities or other laws of such jurisdiction.

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                    (v) All offers and sales of any of the UMI Shares by Buyer prior to the end of the Restricted Period (as hereinafter defined) shall be made in compliance with all applicable securities laws of any applicable jurisdiction and in accordance with Rules 903 and 904, as applicable, of Regulation S or pursuant to registration under the 1933 Act or pursuant to an exemption from registration under the 1933 Act applicable to Restricted Securities. In any case, none of the UMI Shares have been or will be offered or sold by Buyer to, or for the account or benefit of, a U.S. Person or within the United States until after the end of the forty (40) day period (or such longer period as maybe hereafter required under Regulation S) commencing on the later of (x) the date of this Agreement and (y) the date of the first offer of the UMI Shares to persons other than Distributors (the "Restricted Period"), as certified by Buyer to Seller, and thereafter only pursuant to registration under the 1933 Act or an exemption from registration under the 1933 Act applicable to Restricted Securities and pursuant to applicable securities laws of any state of the United States or any other jurisdiction.

                    (vi) The transactions contemplated by this Agreement (a) have not been and will not be pre-arranged by Buyer with a purchaser located in the United States or a purchaser which is a U.S. Person, and (b) are not and will not be a part of a plan or scheme by Buyer to evade the registration provisions of the 1933 Act.

                    (vii) Buyer understands and agrees that the UMI Shares have never been registered under the 1933 Act, are currently (and when purchased by Buyer will continue to be) Restricted Securities, are being offered and sold to it in a transaction not registered under the 1933 Act and not subject to the registration requirements of the 1933 Act and applicable state securities laws of the United States, and that Seller and

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Buyer are relying upon the rules governing the offer and sales of securities made outside of the United States and upon the truth and accuracy of the representations, warranties, and covenants of Buyer set forth in this Agreement.

                    (viii) Neither Buyer nor any of its affiliates directly or indirectly has entered, has the intention of entering, or will during the Restricted Period enter into any put option, short position or other similar instrument or position with respect to any of the UMI Shares, any rights to acquire any of the UMI Shares or any securities of the same class as the UMI Shares.

                    (ix) Buyer understands and agrees that it has been advised by Seller to consult its own legal and tax advisors with respect to applicable resale restrictions and applicable tax considerations regarding the UMI Shares and that it is solely responsible (and that Seller is not in any way responsible) for compliance with applicable resale restrictions and applicable tax legislation.

                    (x) Buyer understands and agrees that no Federal or State or foreign government agency has passed on or made any recommendation or endorsement of the UMI Shares.

                    (xi) Buyer understands and agrees that (a) it and its advisors, if any, have been furnished with, or otherwise have had full access to, and had full opportunity to review all publicly available materials regarding UMI's management, business, operations, financial condition, results of operations, assets, properties and business prospects (the "Business of UMI"), (b) no representations, warranties or covenants (including, without limitation, any representations, warranties or covenants regarding the Business of UMI, or the future value, if any, of the UMI Shares have been made by

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Seller to Buyer except as set forth in this Agreement, (c) it is relying on its own investigation and examination of the Business of UMI in deciding to purchase the UMI Shares and (d) even though Seller owns the UMI Shares, there may exist material non-public information regarding the Business of UMI, which Seller is not in possession of, and Buyer is not relying on Seller to investigate and disclose to Buyer any such information which may exist.

                    (xii) Buyer understands and agrees that the purchase of the UMI Shares involves a high degree of risk, including the risk of a complete loss of Buyer's investment, and that Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the UMI Shares and is capable of bearing a complete loss of its investment hereunder.

                    (xiii) Buyer understands and agrees that the certificates representing UMI Shares will set forth, in addition to any legends required by applicable law, a legend in substantially the form set forth in bold on Exhibit A to this Agreement, and Buyer agrees to comply with the terms of such legend.

         4.5 BUYER'S AGENT. Buyer's Agent has been duly appointed and authorized to act as Buyer's agent, representative and attorney-in-fact for all purposes of this Agreement, including without limitation execution and delivery of this Agreement, authorization of payment of the Purchase Price by wire transfer, receiving notices given or required to be given under this Agreement and accepting delivery of the UMI Shares from Seller.

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                                V. MISCELLANEOUS

         5.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and agreements of Buyer and Seller made in this Agreement shall survive indefinitely.

         5.2 EXPENSES. Each party to this Agreement shall bear all of the expenses (including, without limitation, the fees of its respective legal counsel, investment advisors and accountants) incurred by or on behalf of such party in connection with the transactions contemplated hereby, including any expenses in connection with the negotiation and preparation of this Agreement.

         5.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, inure to the benefit of, and may be enforced by, each of the parties to this Agreement and its successors and assigns, provided that no benefit under this Agreement may be voluntarily assigned by any party without the prior consent of the other party.

         5.4 NOTICES. All notices consents, waivers and other communications by Seller or Buyer hereunder shall be given (and shall be deemed to have been duly given) by delivery in person, or by cable, telegram, facsimile or telex, or by mail (registered or certified, postage prepaid, return receipt requested) to the respective parties as follows:

                    (i)    If to Buyer:

                           Glorious Limited
                           EV Glorious Class D Shares
                           c/o Millennium Financial Group, Inc.
                           1901 Central Drive
                           Suite 809 Bedford, Texas 76021 U.S.A.

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                    (ii)   If to Seller:

                           Alcan Aluminium Limited
                           1188 Sherbrooke Street West
                           Montreal, Quebec, Canada H3A 3G2
                           Attention:  Mr. Michael A. Bell

                    (iii) Or to such addresses as Seller or Buyer may from time to time designate by notice as provided herein, except that notices of change of address shall be effective only upon receipt.

         5.5 ENTIRE AGREEMENT. This Agreement supersedes any other agreement, whether written or oral, that may have been made or entered into by Seller or Buyer relating to the matters contemplated hereby and constitutes the entire agreement between the parties.

         5.6 SEVERABILITY. Should any part of this Agreement for any reason be declared by any court of competent jurisdiction to be invalid, such decision shall not affect the validity of the remaining portion, which shall continue in full force and effect as if this Agreement had been executed with the invalid portion eliminated therefrom.

         5.7 AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a writing executed by other of the parties hereto.

         5.8 HEADINGS. The headings in this Agreement have been inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

         5.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute

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one and the same instrument. The facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

         5.10 ARBITRATION PROCEDURE. All claims or disputes arising under this Agreement that are not otherwise resolved by negotiation and agreement between the parties shall be subject to arbitration under this Agreement. The place of arbitration shall be in the Borough of Manhattan, New York City, New York. Except as otherwise expressly provided herein, all arbitration proceedings commenced hereunder shall be subject to the Uniform Arbitration Act as in effect in the State of New York and the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time. A request for arbitration shall be in writing, setting forth in detail the claim or claims to be arbitrated, the amount involved, if any, and the remedy sought. It shall be delivered to the other party within thirty (30) days of the date of the first knowledge of the claiming party of the occurrence or conditions giving rise to the dispute. Any failure to request arbitration within such thirty (30) day period shall be deemed a waiver of the right to arbitrate the dispute. Within fifteen (15) days after delivery of the request, the parties shall agree upon an arbitrator. If the parties are unable to agree upon the arbitrator within such fifteen (15) days, either party or the parties jointly shall request the American Arbitration Association to submit to each party an identical panel of five (5) persons, each of whom (a) shall be a member of a state bar engaged in the practice of law in the United States or a retired member of a state or the federal judiciary in the United States, (b) shall be impartial, disinterested and independent of the parties and their Affiliates, with a reputation for fairness, and (c) shall have expertise in the process of deciding disputes. Alternate strikes shall be made

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to the panel, commencing with the party requesting arbitration, until the name of one person remains. The person thus remaining shall serve as arbitrator for such arbitration. The decision of the arbitrator shall be limited to selecting either the position and remedy stated by the party in its request or the position and remedy stated by the other party in its response to such request. The arbitrator shall have no power to mediate or compromise any dispute, but shall have only the limited authority herein provided to review the information presented by the parties and to select the position and remedy proposed by one of the parties. The award of the arbitrator shall be final and binding upon the parties, subject to Section 5.11 hereof.

         5.11 APPLICATIONS TO THE COURT. Applications to a court referred to in
Section 10.12 hereof may be made by a party in accordance with the Uniform Arbitration Act as in effect in the State of New York (a) to confirm an award entered by the arbitrator and (b) to modify, correct or vacate an award on the grounds of fraud or manifest disregard of the law.

         5.12 GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE INTERPRETED, CONSTRUED, AND GOVERNED BY AND IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK. EACH OF BUYER AND SELLER HEREBY AGREES IRREVOCABLY THAT ANY ACTION OR PROCEEDING BY OR AGAINST IT PURSUANT TO
SECTION 5.11 HEREOF, SHALL BE BROUGHT IN AND ONLY IN THE COURTS OF THE STATE OF NEW YORK, OR TO THE EXTENT THAT FEDERAL SUBJECT MATTER JURISDICTION MIGHT EXIST, ONLY IN THE COURT OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW

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YORK, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT EACH OF BUYER AND
SELLER HEREBY SUBMITS IRREVOCABLY TO THE JURISDICTION OF EACH SUCH COURT AND DESIGNATES, APPOINTS, AND EMPOWERS IRREVOCABLY CT CORPORATION SYSTEM, WITH OFFICES AT 1633 BROADWAY, NEW YORK, NEW YORK, TO RECEIVE ON ITS BEHALF SERVICE OF PROCESS IN THE STATE OF NEW YORK AND FURTHER CONSENTS IRREVOCABLY TO THE SERVICE OF PROCESS OUTSIDE THE TERRITORIAL JURISDICTION OF SAID COURTS BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, FACSIMILE, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS ADDRESS SPECIFIED HEREIN.

                    IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be duly executed and delivered as of the date first above written.

                              ALCAN ALUMINIUM LIMITED

                         By:  /s/ E. P. LeBlanc
                              ----------------------------------
                              Title:  E. P. LeBlanc

                                       Executive Vice President

                              GLORIOUS LIMITED
                              EV GLORIOUS CLASS D SHARES

                              By:      Millennium Financial Group, Inc.,
                                       Agent

                                       By: /s/ S. Gluck
                                          --------------------------------
                                       Title: Sec./Treasurer

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                                                                       EXHIBIT A

         THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SUCH SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT THEN IN EFFECT UNDER THE SECURITIES ACT, (2) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT APPLICABLE TO RESTRICTED SECURITIES (AS DEFINED IN THE REGULATIONS UNDER THE SECURITIES ACT) OR (3) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. IN THE CASE OF A TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE UNDER (2) OR (3) OF THE PRECEDING SENTENCE, UNIQUE MOBILITY, INC. ("UMI") SHALL HAVE RECEIVED A LEGAL OPINION FROM COUNSEL ACCEPTABLE TO UMI, IN FORM AND SUBSTANCE SATISFACTORY TO UMI, TO THE EFFECT THAT SUCH TRANSFER MAY BE LEGALLY EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT.